As filed with the Securities and Exchange Commission on November 19, 2010
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Commercial Lines Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1701 E. Market Street Jeffersonville, IN 47130 (812) 288-0100 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	75-3177794 (I.R.S. employer identification number)

Dawn R. Landry
Senior Vice President, General Counsel & Corporate Secretary
American Commercial Lines Inc.
1701 E. Market Street
Jeffersonville, IN 47130
(812) 288-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
Amy Bowerman Freed, Esq.
Hogan Lovells US LLP
875 Third Avenue
New York, NY 10022
(212) 918-3000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of each class of	Amount to be	Offering Price	Offering	Registration
securities to be registered	Registered	Per Share(1)(2)	Price(1)	Fee
Common Stock, par value $0.01 per share	3,234,474	$33.33	$107,805,018	$7,687

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on the Nasdaq Stock Market on November 17, 2010.

(2)	Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which may become issuable by reason of any stock dividend, stock split, combination or other change in the registrant’s common stock.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2010.
Prospectus
AMERICAN COMMERCIAL LINES INC.
3,234,474 Shares
Common Stock
     The selling stockholders named herein may offer and sell from time to time up to 3,234,474 shares of our common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.
     Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 5. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
     Our common stock is listed on the NASDAQ Stock Market, under the symbol “ACLI.” On November 18, 2010, the closing sale price of our common stock was $33.18 per share.
     Investing in our securities involves risk. You should read carefully the risk factors we refer to in “Risk Factors” on page 1 of this Prospectus before investing in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is _________, 2010

Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. The selling stockholders will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement.
     This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
     You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
     We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
     As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “our company” refer to all entities owned or controlled by American Commercial Lines Inc.
PENDING SPECIAL MEETING OF STOCKHOLDERS TO APPROVE MERGER
     On November 15, 2010, we filed a definitive proxy statement with the SEC with respect to a special meeting of stockholders to consider and vote upon a proposal to adopt a merger agreement providing for the acquisition of ACL by an affiliate of Platinum Equity, LLC. Our stockholders of record at the close of business on October 29, 2010 are entitled to vote at the special meeting to be held on December 14, 2010 or any adjournments or postponements of the special meeting.
     If the merger contemplated by the merger agreement is completed, except as described below, shareholders will be entitled to receive $33.00 in cash, without interest, for each share of our common stock owned by them (unless appraisal rights have been properly exercised with respect to such shares). GVI Holdings, Inc. and certain of its affiliates, or the GVI Stockholders, who are the selling stockholders named in this prospectus, and who collectively own approximately 25.2% of our common stock, have agreed to receive in the merger $31.25 for each share of our

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common stock owned by them if the merger closes before December 31, 2010, and $33.00 per share if the merger closes thereafter.
     The GVI Stockholders have entered into a voting agreement pursuant to which they have agreed to vote all shares owned by them in favor of the merger. Under the terms of the voting agreement, the GVI Stockholders are not permitted to transfer their shares of our common stock unless the voting agreement is terminated. The circumstances under which the voting agreement may be terminated include termination of the merger agreement. Pursuant to the voting agreement the selling stockholders are not permitted to sell shares of our common stock pursuant to this registration statement unless the voting agreement is terminated. See “The Selling Stockholders—Material Relationships—Voting Agreement” for further information.

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INFORMATION ABOUT AMERICAN COMMERCIAL LINES INC.
     American Commercial Lines Inc., or ACL or the Company, is one of the largest and most diversified marine transportation and service companies in the United States. ACL provides barge transportation and related services under the provisions of the Jones Act and manufactures barges primarily for brown-water use. ACL also provides certain naval architectural services to its customers.
     ACL’s principal executive offices are located at 1701 East Market Street in Jeffersonville, Indiana. Our mailing address is P.O. Box 610, Jeffersonville, Indiana 47130. We maintain a web site at www.aclines.com. Information contained on our web site is not, and should not be interpreted to be, part of this prospectus.
THE OFFERING
     The shares of common stock offered by this prospectus may be sold from time to time by the selling stockholders. On January 12, 2005, we and HY I, L.L.C., or HY I, entered into a registration rights agreement, which was subsequently amended on July 13, 2005. Under the registration rights agreement, as amended, we granted HY I certain rights to register shares of our common stock owned by HY I for sale under the Securities Act. HY I assigned its rights and obligations under the registration rights agreement to GVI Holdings, Inc. and certain of its affiliates (“GVI Stockholders”).
     This registration statement is being filed to satisfy our obligations related to a demand registration request by GVI Stockholders pursuant to the registration rights agreement.
RISK FACTORS
     Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the period ended September 30, 2010 and that may be contained in any filing we make with the SEC or any applicable prospectus supplement or other offering material, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, and the cautionary statements referred to in “Cautionary Note Regarding Forward-Looking Statements” below.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents that are incorporated by reference herein contain certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.
     The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks along with the following factors that could cause actual results to vary from our forward-looking statements:
•	The aftermath of the global economic crisis which began in 2008 is likely to continue to have detrimental impacts on our business.

•	Freight transportation rates for the inland waterways fluctuate from time to time and may decrease.

•	An oversupply of barging capacity may lead to reductions in freight rates.

•	Yields from North American and worldwide grain harvests could materially affect demand for our barging services.

•	Diminishing demand for new barge construction may lead to a reduction in sales volume and prices for new barges.

•	Volatile steel prices may lead to a reduction in or delay of demand for new barge construction.

•	Higher fuel prices, if not recouped from our customers, could dramatically increase operating expenses and adversely affect profitability.

•	Our operating margins are impacted by certain low margin “legacy” contracts and by spot rate market volatility for grain volume and pricing.

•	We are subject to adverse weather and river conditions, including marine accidents.

•	Seasonal fluctuations in industry demand could adversely affect our operating results, cash flow and working capital requirements.

•	The aging infrastructure on the inland waterways may lead to increased costs and disruptions in our operations.

•	The inland barge transportation industry is highly competitive; increased competition could adversely affect us.

•	Global trade agreements, tariffs and subsidies could decrease the demand for imported and exported goods, adversely affecting the flow of import and export tonnage through the Port of New Orleans and other Gulf-coast ports and the demand for barging services.

•	Our failure to comply with government regulations affecting the barging industry, or changes in these regulations, may cause us to incur significant expenses or affect our ability to operate.

•	Our maritime operations expose us to numerous legal and regulatory requirements, and violation of these regulations could result in criminal liability against us or our officers.

•	The Jones Act restricts foreign ownership of our stock, and the repeal, suspension or substantial amendment of the Jones Act could increase competition on the inland waterways and have a material adverse effect on our business.

•	The merger agreement with an affiliate of Platinum Equity, LLC may be delayed or may not be consummated.

•	We are named as a defendant in class action lawsuits and we are in receipt of other claims and we cannot predict the outcome of such litigation, which may result in the imposition of significant liability to the Company.

•	We are facing significant litigation which may divert management attention and resources from our business.

•	Our insurance may not be adequate to cover our losses.

•	Our aging fleet of dry cargo barges may lead to increased costs and disruptions in our operations.

•	We have experienced work stoppages by union employees in the past, and future work stoppages may disrupt our services and adversely affect our operations.

•	We may not ultimately be able to drive efficiency to the level to achieve our current forecast of tonnage without investing additional capital or incurring additional costs.

•	Our cash flows and borrowing facilities may not be adequate for our additional capital needs and our future cash flow and capital resources may not be sufficient for payments of interest and principal of our substantial indebtedness.

•	A significant portion of our borrowings are tied to floating interest rates which may expose us to higher interest payments should interest rates increase substantially.

•	The indenture and the credit facility impose significant operating and financial restrictions on our Company and our subsidiaries, which may prevent us from capitalizing on business opportunities.

•	We face the risk of breaching covenants in the credit facility.

•	The loss of one or more key customers, or material nonpayment or nonperformance by one or more of our key customers, could cause a significant loss of revenue and may adversely affect profitability.

•	A major accident or casualty loss at any of our facilities or affecting free navigation of the Gulf or the inland waterways could significantly reduce production.

•	A temporary or permanent closure of the river to barge traffic in the Chicago area in response to the threat of Asian carp migrating into the Great Lakes may have an adverse affect on operations in the area.

•	Interruption or failure of our information technology and communications systems, or compliance with requirements related to controls over our information technology protocols, could impair our ability to effectively provide our services or increase our information technology costs and could damage our reputation.

•	Many of our employees are covered by federal maritime laws that may subject us to job-related claims.

•	The loss of key personnel, including highly skilled and licensed vessel personnel, could adversely affect our business.

•	Failure to comply with environmental, health and safety regulations could result in substantial penalties and changes to our operations.

•	We are subject to, and may in the future be subject to disputes, or legal or other proceedings that could involve significant expenditures by us.
     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
     The risks included here are not exhaustive. Other sections of this prospectus and the documents incorporated by reference may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
USE OF PROCEEDS
     The proceeds from any sale of shares of common stock pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from any sale of shares by the selling stockholders.
     We, and not the selling stockholders, will pay the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares.
SELLING STOCKHOLDERS
     This prospectus relates to the possible resale of up to 3,234,474 shares of our common stock by GVI Stockholders. On January 12, 2005, we and HY I entered into a registration rights agreement, which was subsequently amended on July 13, 2005. Under the registration rights agreement, as amended, we granted HY I certain rights to register shares of our common stock owned by HY I for sale under the Securities Act. HY I assigned its rights and obligations under the registration rights agreement to GVI Stockholders.
     The following table sets forth information with respect to the selling stockholders and the shares of common stock beneficially owned by the selling stockholders as of October 29, 2010, including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholders to us and is as of the date of this prospectus. Because the selling stockholders may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

			Maximum Number of	Shares of Common	Percent of Shares
	Shares of Common		Shares That May Be	Stock Beneficially	Owned
	Stock Beneficially		Sold Pursuant to	Owned After	After
Name of Selling Stockholders	Owned Prior to Offering		this Prospectus	Offering	Offering
GVI Holdings, Inc.(1)	3,234,474	(1)	3,234,474	(2)	(2)

(1)	According to the Schedule 13D/A filed with the SEC on October 20, 2010, this includes:

(i) 1,329,270 shares of common stock as to which GVI Holdings, Inc. shares beneficial ownership; (ii) 34,882 shares of common stock as to which GAMI Investments, Inc. shares beneficial ownership; (iii) 1,870,322 shares of common stock as to which SZ Investments, L.L.C. shares beneficial ownership; (iv) 1,364,152 shares of common stock as to which Great American Management and Investment, Inc. shares beneficial ownership; (v) 440,537 shares of common stock as to which HY I Investments, L.L.C. shares beneficial ownership; (vi) 440,537 shares of common stock as to which EGI-Managing Member (01), L.L.C. shares beneficial ownership; (vii) 393,281 shares of common stock as to which EGI-Fund (05-07) Investors, L.L.C. shares beneficial ownership; and (viii) 343,750 shares of common stock as to which EGI-Fund (08-10) Investors, L.L.C. shares beneficial ownership. The aggregate 3,234,474 shares of common stock held by the stockholders, as to which each of which Chai Trust Company, L.L.C. shares beneficial ownership, represent approximately 25.2 percent of the issued and outstanding common stock as of October 20, 2010. As disclosed in the Schedule 13D/A, 3,234,474 shares of common stock in the aggregate held by the stockholders are pledged to various financial institutions as collateral security for the repayment of debit balances in respect of certain loan facilities.

(2)	Because the selling stockholders may, under this prospectus, offer all or some portion of their common stock, no estimate can be given as to the number of shares of our common stock that will be held by the selling stockholders upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.”
Material Relationships
Registration Rights Agreement.
     On January 12, 2005, we and HY I entered into a registration rights agreement, or the Registration Rights Agreement, which was subsequently amended on July 13, 2005. HY I subsequently transferred its rights thereunder to GVI Stockholders. Under the Registration Rights Agreement, as amended, GVI Stockholders have certain rights to register shares of our common stock owned by GVI Stockholders for sale under the Securities Act. GVI

Stockholders are entitled to make up to three demands for registration. Pursuant to the Registration Rights Agreement, we are obligated to pay all expenses in connection with the registration (other than the underwriting commissions or discounts). We are not required to effect any requested registration, however, until a period of 90 days has elapsed from the effective date of the most recent previous registration. In addition to the demand registration rights, GVI Stockholders have the ability to exercise certain piggyback registration rights in connection with any registered offerings initiated by us.
Voting Agreement.
     On October 18, 2010, the GVI Stockholders entered into a Voting Agreement, or the Voting Agreement, with Finn Holding Corporation, a Delaware corporation, or the Parent, in connection with the execution of an Agreement and Plan of Merger, or the Merger Agreement, dated as of October 18, 2010, among us, Parent and Finn Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent, or the Merger Sub. Under the Voting Agreement, GVI Stockholders have agreed to vote shares owned by them representing, in the aggregate, 25.2% of the outstanding shares of the Company in favor of the proposal to adopt the Merger Agreement. The Voting Agreement automatically terminates upon the termination of the Merger Agreement or the occurrence of certain other events. In the Voting Agreement, GVI Stockholders have agreed to accept $1.75 less than other stockholders in consideration per share than the per share merger consideration in the event that either the merger occurs on or prior to December 31, 2010 or the Merger Agreement is terminated because the Company has accepted a superior proposal, as defined in the merger agreement, if that transaction closes on or prior to December 31, 2010 and $33.00 per share if the merger closes thereafter. GVI Stockholders have also granted an option to Parent to acquire GVI Stockholders’ shares at a price equal to the then-applicable merger consideration per share less $1.75, exercisable from and after December 15 so long as such shares are purchased by Parent on or prior to December 31, 2010, provided that, if Parent exercises the option and the merger agreement is subsequently terminated for a superior proposal, Parent has agreed to both vote for such proposal and accept the same consideration that GVI Stockholders would have received in respect of those shares, subject to Parent’s obligation to share 50% of the profits with GVI Stockholders from its subsequent disposition of those shares (on or prior to the termination of the transaction contemplated by such proposal) within one year of the purchase of the shares if the Company terminates to accept a superior proposal prior to January 15, 2011.
     In addition, under the terms of the Voting Agreement, GVI Stockholders are not permitted to transfer their shares of our common stock unless the Voting Agreement is terminated. The circumstances under which the Voting Agreement may be terminated include termination of the merger agreement. Therefore, no sales will be made by GVI Stockholders under this registration statement unless the Voting Agreement is terminated or the transfer restrictions waived by Parent.
PLAN OF DISTRIBUTION
     The selling stockholders may sell the common stock offered under this prospectus through agents, underwriters or dealers, or directly to one or more purchasers.
     The selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell common stock on a continuing basis.
     If the selling stockholders use underwriters for a sale of common stock, the underwriters will acquire the common stock for their own account. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the common stock offered if any of the common stock of that series are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The selling stockholders may sell common stock directly to one or more purchasers without using underwriters or agents.
     Sales of common stock hereunder also may be effected by the selling stockholders from time to time in one or more types of transactions on the Nasdaq Stock Market or any other national securities exchange on which our common stock may be listed at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges or the over-the-counter market, including negotiated transactions, ordinary brokers’ transactions, through options transactions relating to the common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The selling stockholders may also sell shares of common stock in block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, in an exchange distribution in accordance with the rules of the applicable exchange, in short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC.
     The selling stockholders and underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from the selling stockholders and any profit on their resale of the common stock may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholders have advised us that, as of the date of this prospectus, they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation, if applicable. We and the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.
     Underwriters, dealers and agents may engage in transactions with or perform services for the selling stockholders and us or our subsidiaries in the ordinary course of their business.
     The selling stockholders may enter into derivative transactions with third parties, or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common stock pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The selling stockholders may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged shares of common stock pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).
     Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
     To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the

Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
     We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the portion of the registration statement of which this prospectus constitutes a part that relates to the shares offered by the selling stockholders effective until the earlier of (1) such time as all of the selling stockholders’ shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (2) the date on which all such shares are sold or transferred in accordance with the provisions of Rule 144 of the Securities Act, or (3) such shares are sold or transferred (other than in a transaction under clause (1) or (2) above) by a person in a transaction in which such person’s rights under the Registration Rights Agreement are not assigned, or (4) such shares are no longer outstanding, or (5) such shares may be freely sold or transferred by the beneficial owner of such securities without regard to the limitations set forth in Rule 144.
DESCRIPTION OF COMMON STOCK
     The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our charter and bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the DGCL.
General
     Our authorized common stock consists of 50,000,000 shares of our common stock, $0.01 par value. As of October 29, 2010, there were 12,843,584 shares of the registrant’s common stock, par value $0.01 per share, issued and outstanding.
     The following description summarizes the terms of our common stock. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description you should refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
     The holders of our common stock are entitled to one vote for each share held of record on all matters as to which stockholders have the right to vote. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of funds legally available therefor, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive pro rata all of our remaining assets available for distribution. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
2008 Omnibus Incentive Plan, Equity Award Plan for Employees, Officers and Directors and 2005 Stock Incentive Plan
     As of October 18, 2010, we had outstanding 1,023,401 shares under our 2008 Omnibus Incentive Plan, Equity Award Plan for Employees, Officers and Directors and 2005 Stock Incentive Plan consisting of the following: no shares of restricted stock, options to purchase 642,355 shares of our common stock, with a weighted average exercise price of $12.04 per share for in-the-money options; restricted stock units for 295,861 shares of stock and performance share units for 85,185 shares of stock. In addition, as of October 18, 2010, we had 122,654 additional shares of common stock reserved and available for grant under our 2008 Omnibus Incentive Plan.
Foreign Ownership
     In order for us to be permitted to operate our vessels in markets in which the marine trade is subject to the Jones Act, we must maintain U.S. citizenship for U.S. coastwise trade purposes as defined in the Jones Act, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder. Under these statutes and regulations, to maintain U.S. citizenship and, therefore, be qualified to engage in the U.S. coastwise trade:

•	we must be incorporated under the laws of the United States or any state thereof;

•	at least 75% of the ownership and voting power of the shares of our capital stock and each class thereof must be owned and controlled by U.S. citizens (within the meaning of the statutes and regulations referred to above), free from any trust or fiduciary obligations in favor of, or any agreement, arrangement or understanding pursuant to which voting power or control may be exercised directly or indirectly by, non-U.S. citizens, as defined in the statutes and regulations referred to above; and

•	our chief executive officer, by whatever title, the chairman of our board of directors and all persons authorized to act in the absence or disability of such persons must be U.S. citizens, and not more than a minority of the number of our directors necessary to constitute a quorum of our board of directors are permitted to be non-U.S. citizens.
     In order to protect our ability to register our vessels under federal law and operate our vessels in markets in which the marine trade is subject to the Jones Act, our certificate of incorporation limits the alien status of certain officers and directors consistent with the restrictions set forth above and limits the ownership and control of any class of shares of our capital stock by non-U.S. citizens to a percentage equal to not more than 24.99%. We refer in this prospectus to such percentage limitation on foreign ownership as the “permitted percentage.”
     Our certificate of incorporation provides that, if at any time shares held of record or owned beneficially by non-U.S. citizens exceed the permitted percentage with respect to our capital stock or any class thereof, effective as of and simultaneously with the date and time such excess first exists, such shares shall not be entitled to vote, or be deemed to be outstanding for the purpose of determining the vote required, with respect to any matter submitted to our stockholders. Such suspension of voting rights shall occur automatically upon the existence of such excess without the requirement of any action on our part or on the part of the stockholders. With respect to any shares in excess of the permitted percentage, when such shares are either no longer held of record or beneficially owned by non-U.S. citizens, or the permitted percentage is otherwise no longer exceeded, such shares shall be entitled to vote, and be deemed outstanding for the purpose of determining the vote required, with respect to any matter submitted to our stockholders. Such reinstatement shall occur automatically upon such occurrence without the requirement of any further action on our part or on the part of our stockholders.
     Our certificate of incorporation also provides that we may, by action of our board of directors, redeem such shares in excess of the permitted percentage at any time out of funds lawfully available therefor subject to certain terms and conditions as specified in our certificate of incorporation. The purchase price for redemption of such excess shares will be based on the average trading price of such shares for the twenty consecutive trading days immediately preceding the date the redemption notice is sent, if such trading price is available, or the good faith determination of our board of directors, but need not exceed the purchase price paid by the holder of excess shares for such shares if the redemption occurs within 120 days of such holder’s purchase of the shares. We may pay the redemption price in cash or pursuant to an interest-bearing redemption note with a maturity not to exceed ten years, as determined by our board of directors in its sole discretion. Our board of directors also has broad discretion to determine the other terms and conditions of the promissory note, including whether accrued interest will be paid prior to maturity and, if so, the frequency of such interest payments. We may exercise this redemption option with respect to any excess shares prior to each record date set in connection with a dividend or distribution, if any, with the result that the holders of such excess shares will not be entitled to receive or accrue dividends or distributions with respect thereto, and we may exercise such redemption option at such other times as we deem desirable.
     We may, but are not required to, issue a replacement stock certificate identifying shares held of record or owned beneficially by non-U.S. citizens as shares in excess of the permitted percentage. In the absence of such replacement stock certificate, however, the existing stock certificate at the time such shares exceeded the permitted percentage shall continue to represent such shares for all purposes.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws
     Certain provisions of our certificate of incorporation and bylaws, as summarized below, and applicable provisions of the DGCL may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
     Election and Removal of Directors. Directors are elected at annual or special meetings of stockholders by a plurality of the votes cast, and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors may be removed at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote generally in the election of directors cast at a meeting of stockholders called for that purpose. The board of directors has adopted a majority voting policy which states that in an uncontested election (i.e., an election when the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes “withheld” from election than votes “for” such election, or a Majority Withheld Vote, shall promptly tender a resignation to the board of directors for consideration. The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the board of directors action with respect to the tendered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the “withheld” votes, (iii) determining not to re-nominate the director in the future, (iv) rejecting the resignation, or (v) any other action the Nominating and Governance Committee deems to be appropriate and in the best interests of the Company. In considering what action to recommend with respect to the tendered resignation, the Nominating and Governance Committee will take into account all factors deemed relevant, including without limitation, any stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the Director whose resignation has been tendered, the overall composition of the board of directors, the director’s contributions to the Company, the mix of skills and backgrounds of the directors, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the SEC, the NASDAQ Stock Market or the Company’s Corporate Governance Guidelines. The board of directors will act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. Following the board of directors’ decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose the board’s decision with respect to the tendered resignation and will provide a description of the process by which the decision was reached in a Current Report on Form 8-K filed with the SEC. Except in certain special circumstances, any director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee review and recommendation process or the board of directors’ consideration regarding the action to be taken with respect to the tendered resignation. To the extent that one or more directors’ resignations are accepted by the board of directors, the Nominating and Governance Committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.
     Size of Board and Vacancies. Our bylaws provide that the number of directors on our board of directors will be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by the majority of the total number of authorized directors whether or not there exist any vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause shall (unless otherwise required by law or by resolution of the board of directors) be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders).
     Stockholder Meetings. Our bylaws provide that a special meeting of our stockholders may be called only by our board of directors or our president.
     Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.
     Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.
Section 203 of the DGCL
     We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.
     Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation in a transaction involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Indemnification and Limitation of Director and Officer Liability
     Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted under the DGCL.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
The Company’s Certificate of Incorporation, as amended, includes such a provision.
     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by the DGCL, the Company has entered into indemnification agreements with each of its directors that require the Company to indemnify such persons who are made a party to or threatened to be made a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, against all expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses), judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such proceeding or claim, issue or matter therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to the indemnification agreements, if such person was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any proceeding by or in the right of the Company to procure a judgment in its favor, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification for expenses shall be made in respect of any proceeding, claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (or court hearing appeals therefrom) shall determine that such person is fairly and reasonably entitled to indemnification. Pursuant to the agreements with the Company’s directors, if such persons, by reason of his or her corporate status, serve as a witness in any proceeding to which such persons are not a party, he or she shall be indemnified against all expenses actually and reasonably incurred in connection therewith.
     These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers. The underwriting agreement also provides for indemnification by the underwriters of our officers and directors for specified liabilities under the Securities Act.
     The Company has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Listing
     Our shares of common stock trade on the NASDAQ Stock Market under the symbol “ACLI.”
Transfer Agent and Registrar
     The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Their address is 6201 15th Avenue, Brooklyn, New York 11219 and their telephone number is 800-937-5449.
LEGAL MATTERS
     Hogan Lovells US LLP will pass upon the legality of the offered securities for us.

EXPERTS
     The consolidated financial statements of American Commercial Lines Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. We maintain a web site at www.aclines.com. The information on our web site is not, and you must not consider the information to be, a part of this prospectus.
     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the common stock. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the common stock, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.
     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances. The following documents filed with the SEC by the Company are incorporated herein by reference:
(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 10, 2010;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the SEC on May 7, 2010, August 6, 2010 and November 5, 2010, respectively;

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on February 3, 2010, February 18, 2010, May 20, 2010, June 4, 2010, June 25, 2010, July 30, 2010 and October 18, 2010;

(d)	the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders, filed with the SEC on April 16, 2010;

(e)	the Company’s Definitive Proxy Statement for the Special Meeting of Stockholders, filed with the SEC on November 15, 2010;

(f)	the description of the common stock, par value $0.01 per share, of the Company contained in the Company’s Registration Statement on Form 8-A, filed on October 6, 2005 pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.
     You should refer to the foregoing list of incorporated documents when considering investing in shares of our common stock. All documents filed with the SEC pursuant to the Exchange Act, as amended, after the date of this registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. In addition, we incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, between the date of this prospectus but before the end of any offering of common stock made under this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to American Commercial Lines Inc., 1701 East Market Street, Jeffersonville, Indiana 47130, telephone number (812) 288-0100.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any), to be paid by the Company.

SEC registration fee		$7,687
Legal fees and expenses	*$	25,000
Accounting fees and expenses	*$	10,000
Printing fees	*$	5,000
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	*$	5,000
Total	*$	52,687

*	Estimated, and subject to future contingencies.
Item 15. Indemnification of Directors and Officers
Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted under the DGCL.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
The Company’s Certificate of Incorporation, as amended, includes such a provision.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by the DGCL, the Company has entered into indemnification agreements with each of its directors that require the Company to indemnify such persons who are made a party to or threatened to be made a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, against all expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses), judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such proceeding or claim, issue or matter therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to the indemnification agreements, if such person was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any proceeding by or in the right of the Company to procure a judgment in its favor, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification for expenses shall be made in respect of any proceeding, claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (or court hearing appeals therefrom) shall determine that such person is fairly and reasonably entitled to indemnification. Pursuant to the agreements with the Company’s directors, if such persons, by reason of his or her corporate status, serve as a witness in any proceeding to which such persons are not a party, he or she shall be indemnified against all expenses actually and reasonably incurred in connection therewith.
     The Company has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Item 16. Exhibits
     The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated as of October 18, 2010, by and among American Commercial Lines Inc., Finn Holding Corporation and Finn Merger Corporation (incorporated by reference to the Company’s Form 8-K, filed on October 18, 2010)

3.1	Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.2	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.3	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 26, 2009)

3.4	Second Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 1, 2006)

4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Form S-1, filed on August 29, 2005)

Exhibit No.	Description
5.1**	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on the signature pages of this registration statement)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**	Filed herewith.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That for the purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby further undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on November 19, 2010.

AMERICAN COMMERCIAL LINES INC.
By:	/s/ Michael P. Ryan
Michael P. Ryan
President and Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Clayton K. Yeutter, Michael P. Ryan and Dawn R. Landry, and each of them individually, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Ryan
Michael P. Ryan	President and Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2010

/s/ Thomas R. Pilholski
Thomas R. Pilholski	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

/s/ Clayton K. Yeutter
Clayton K. Yeutter	Chairman of the Board of Directors	November 19, 2010

/s/ Richard L. Huber
Richard L. Huber	Director	November 19, 2010

/s/ Nils E. Larsen
Nils E. Larsen	Director	November 19, 2010

/s/ Emanuel L. Rouvelas
Emanuel L. Rouvelas	Director	November 19, 2010

/s/ R. Christopher Weber
R. Christopher Weber	Director	November 19, 2010

EXHIBIT INDEX
     The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated as of October 18, 2010, by and among American Commercial Lines Inc., Finn Holding Corporation and Finn Merger Corporation (incorporated by reference to the Company’s Form 8-K, filed on October 18, 2010)

3.1	Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.2	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)

3.3	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 26, 2009)

3.4	Second Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 1, 2006)

4.1	Specimen Common Stock Certificate (incorporated by reference to the Company’s Form S-1, filed on August 29, 2005)

5.1**	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on the signature pages of this registration statement)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**	Filed herewith.